UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 11, 2010

Aon Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	1-7933	36-3051915
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 East Randolph Street, Chicago, Illinois (Address of Principal Executive Offices)	60601 (Zip Code)

Registrant’s telephone number, including area code: (312) 381-1000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On May 24, 2009, Aon Corporation (the “Company”) entered into a Shirt Sponsorship Agreement (the “Agreement”) with Manchester United Football Club Limited (“Manchester United”).  Under the terms of the Agreement, the Company was granted certain exclusive sponsorship and other rights, including the right for the Company’s logo to appear on the Manchester United playing kit beginning with the 2010-2011 season through the end of the 2013-2014 season.

The total amount payable by the Company to Manchester United under the Agreement is approximately £80 million.  In the second quarter of 2009, the Company made a payment to Manchester United of approximately £35.9 million, which includes a down payment of approximately £8.6 million for each of the four years of the Agreement.

The Company is making this disclosure contemporaneously with similar disclosure being made by Manchester United in an Offering Memorandum dated January 11, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aon CORPORATION

	By:	/s/ Richard E. Barry
Richard E. Barry Vice President and Deputy General Counsel

Date: January 11, 2010